Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS SECOND FISCAL QUARTER FINANCIAL RESULTS

Pompano Beach, Florida, October 24, 2011 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2011.  Net sales for the quarter ended September 30, 2011 were $58.2 million, compared to $61.2 million for the quarter ended September 30, 2010, a decrease of 4.9%.  Net sales for the six months ended September 30, 2011 were $131.8 million, compared to $135.6 million for the six months ended September 30, 2010, a decrease of 2.8%.  Net income was $3.9 million, or $0.19 diluted per share, for the quarter ended September 30, 2011, compared to net income of $5.0 million, or $0.22 diluted per share, for the quarter ended September 30, 2010, a 13% decrease to EPS.  Net income was $8.8 million, or $0.41 diluted per share, for the six months ended September 30, 2011, compared to net income of $12.2 million, or $0.54 diluted per share, for the six months ended September 30, 2010, a 23% decrease to EPS.  The Company acquired approximately 184,000 new customers for the quarter ended September 30, 2011, compared to 185,000 new customers for the quarter ended September 30, 2010, and for the six months ended September 30, 2011 the company acquired approximately 410,000 new customers, compared to 404,000 new customers for the same period in the prior year.

Menderes Akdag, CEO and President, commented: “Our results for the quarter have been impacted by our more aggressive flea & tick product pricing, which reduced our average order size, and our results were further impacted by the introduction of generic Frontline to the market.  Due to pending patent litigation unrelated to the Company, against one of the generic Frontline products, we chose not to actively participate in the generic flea and tick market, which negatively impacted our sales.  We intend to fully participate in the generic flea and tick market in 2012, which should improve our future results.” Mr. Akdag continued, “Our new order transactions remained relatively flat despite reduced advertising expenses in the quarter. Additionally, about 74% of our orders were generated from our website during the quarter compared to 72% for the same quarter in the prior year.  During the quarter we bought back approximately 894,000 shares of our common stock for $9.1 million, an average price of $10.14 per share.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (210) 234-0009.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. Eastern Time on October 24, 2011 until November 7, 2011 at 9:59 P.M. Eastern Time.  To access the replay, call (866) 513-9295 (toll free) or (203) 369-1990, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2011.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	March 31,
	2011	2011
	(UNAUDITED)
ASSETS

Current assets:
Cash and cash equivalents	$47,138	$49,660
Short term investments - available for sale	10,266	10,116
Accounts receivable, less allowance for doubtful
accounts of $4 and $6, respectively	1,433	1,985
Inventories - finished goods	19,114	25,140
Prepaid expenses and other current assets	1,959	1,036
Deferred tax assets	914	1,003
Prepaid income taxes	690	664
Total current assets	81,514	89,604

Long term investments	2,689	12,390
Property and equipment, net	2,910	3,433
Intangible asset	860	860

Total assets	$87,973	$106,287

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,409	$6,452
Accrued expenses and other current liabilities	2,286	2,509
Total current liabilities	8,695	8,961

Deferred tax liabilities	346	321

Total liabilities	9,041	9,282

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized;
3 convertible shares issued and outstanding with a
liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized;
20,556 and 22,331 shares issued and outstanding, respectively	21	22
Retained earnings	79,825	97,115
Less: treasury stock, at cost; 100 and 0 shares, respectively	(924)	-
Accumulated other comprehensive gain (loss)	1	(141)

Total shareholders' equity	78,932	97,005

Total liabilities and shareholders' equity	$87,973	$106,287

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Sales	$58,225	$61,245	$131,803	$135,614
Cost of sales	38,291	38,915	87,759	86,058

Gross profit	19,934	22,330	44,044	49,556

Operating expenses:
General and administrative	5,604	5,713	11,708	11,921
Advertising	7,904	8,575	18,004	17,415
Depreciation	346	315	687	665
Total operating expenses	13,854	14,603	30,399	30,001

Income from operations	6,080	7,727	13,645	19,555

Other income:
Interest income, net	72	101	158	167
Other, net	64	30	63	33
Total other income	136	131	221	200

Income before provision for income taxes	6,216	7,858	13,866	19,755

Provision for income taxes	2,286	2,881	5,099	7,552

Net income	$3,930	$4,977	$8,767	$12,203

Net income per common share:
Basic	$0.19	$0.22	$0.41	$0.54
Diluted	$0.19	$0.22	$0.41	$0.54

Weighted average number of common shares outstanding:
Basic	20,642	22,616	21,142	22,668
Diluted	20,710	22,741	21,238	22,804

Cash dividends declared per common share	$0.125	$0.125	$0.250	$0.225

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net income	$8,767	$12,203
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	687	665
Share based compensation	1,127	1,044
Deferred income taxes	114	511
Bad debt expense	25	20
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	527	625
Inventories - finished goods	6,026	14,328
Prepaid income taxes	(26)	(1,391)
Prepaid expenses and other current assets	(923)	(1,049)
Accounts payable	86	(287)
Accrued expenses and other current liabilities	(215)	9
Net cash provided by operating activities	16,195	26,678

Cash flows from investing activities:
Net change in investments	9,693	(10,054)
Purchases of property and equipment	(293)	(303)
Net cash provided by (used in) investing activities	9,400	(10,357)

Cash flows from financing activities:
Dividends paid	(5,404)	(5,121)
Purchases of treasury stock	(22,642)	(4,213)
Tax adjustment related to restricted stock	(71)	-
Proceeds from the exercise of stock options	-	252
Tax benefit related to stock options exercised	-	124
Net cash used in financing activities	(28,117)	(8,958)

Net (decrease) increase in cash and cash equivalents	(2,522)	7,363
Cash and cash equivalents, at beginning of period	49,660	53,143

Cash and cash equivalents, at end of period	$47,138	$60,506

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$5,083	$8,308

Property and equipment purchases in accounts payable	$-	$259

Dividends payable in accrued expenses	$135	$90

Exhibit 99.1 Page 4 of 4